AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
    Dated as of June 11, 2024
AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”) between SYSCO CORPORATION, a Delaware corporation (the “Parent Borrower”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the lenders parties to the Credit Agreement (as defined below).
PRELIMINARY STATEMENTS:
(1)    The Parent Borrower, the Subsidiary Borrowers, the Subsidiary Guarantors, the lenders parties thereto and the Administrative Agent have entered into a Credit Agreement dated as of April 29, 2022 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    Pursuant to Section 2.14(b) of the Credit Agreement, the Parent Borrower and the Administrative Agent have determined that the Applicable Authority has made a public statement identifying June 30, 2024 as the date after which all tenors of CDOR will no longer be representative or made available, or used for determining the interest rate of loans denominated in Canadian Dollars, and that there is no successor administrator that will continue to provide CDOR.
(3)    The Parent Borrower and the Administrative Agent have agreed to certain amendments to the Credit Agreement in accordance with the terms and conditions of Section 2.14(b) of the Credit Agreement (the Credit Agreement as so amended, the “Amended Credit Agreement”).
SECTION 1.Amendments to Credit Agreement. As of the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:
(a) Section 1.01 of the Credit Agreement is amended as follows:
(i)The definition of “Canadian Prime Rate” is amended by deleting the phrase “the Bloomberg Screen CDOR Page” and substituting therefor the phrase “the applicable Reuters screen page”.
(ii)The definitions of “CDOR” and “CDOR Rate” are deleted.
(iii)The definition of “Interest Period” is amended by deleting the phrase “one, two (in the case of a Term Rate Borrowing denominated in Canadian Dollars only), three or six months” and substituting therefor the phrase “one, three or six (other than in the case of a Term Rate Borrowing denominated in Canadian Dollars) months”.
(iv)The definition of “Relevant Rate” is amended by deleting the term “CDOR Rate” and substituting therefore the term “Term CORRA Rate”.
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        (Sysco Corporation)

(v)Clause (c) of the definition of “Term Rate” is amended in full to read as follows:
(b)(c) denominated in Canadian dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) (in such case, the “Term CORRA Rate”) on the day that is two (2) Business Days prior to the first day of such Interest Period (or if such determination day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period;
(i)The following definitions are added in the correct alphabetical order:
(c)“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
(d)“Term CORRA” and “Term CORRA Rate” have the meanings set forth in the definition of Term Rate.
(e)“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
(f)Section 1.07 is amended by deleting the term “CDOR” and substituting therefor the terms “CORRA” and “Term CORRA.”
SECTION 2.Conditions of Effectiveness. This Amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted this Amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the amendments set forth in Section 1 above (the “Amendment Effective Date”).
SECTION 3.Reference to and Effect on the Credit Agreement and Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(a)The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any
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        (Sysco Corporation)

Lender or the Administrative Agent under the Credit Agreement or any Notes, nor constitute a waiver of any provision of the Credit Agreement or any Notes.
(c)To the extent any Advance bearing interest at the CDOR Rate is outstanding on the Amendment Effective Date, such Advance shall continue to bear interest at the CDOR Rate until the end of the current Interest Period or payment period applicable to such Advance.
SECTION 4.Costs and Expenses. The Parent Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.03 of the Credit Agreement.
SECTION 5.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.Miscellaneous . Sections 10.06 (Counterparts; Integration; Effectiveness; Electronic Execution), 10.09 (Governing Law; Jurisdiction; Consent to Service of Process) and 10.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
AMERICAS/2024243892.4        Amendment No. 1 to Credit Agreement
        (Sysco Corporation)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
SYSCO CORPORATION, as Parent Borrower
By: /s/ Greg Keyes
Name: Greg Keyes
Title: SVP Finance, Treasurer
BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Michelle D. Diggs
Name: Michelle D. Diggs
Title: Officer

[Signature Page to Amendment No. 1 to Credit Agreement (Sysco Corporation)]